Exhibit 99.1

March 15, 2016

Christopher North

c/o Shutterfly, Inc.

2800 Bridge Parkway

Redwood City, CA 94065

Dear Chris:

On behalf of Shutterfly, Inc. (the “Company”), this letter agreement (the “Agreement”) sets forth the terms and conditions of your appointment as President and Chief Executive Officer of the Company.

1.	Position. Effective on the Employment Date (as defined below), you will be appointed as the Company’s President and Chief Executive Officer (“CEO”) reporting to the Company’s Board of Directors (the “Board”). You will have all of the duties, responsibilities and authority commensurate with the position. Your employment in this position will commence as soon as practicable on a date to be determined by you and the Board, which shall be no later than September 30, 2016 (such start date, your “Employment Date”). Your office will be at the Company’s headquarters, currently located in Redwood City, CA.

You will be expected to devote your full working time and attention to the business of the Company, and you will not render services to any other business without the prior approval of the Board. Notwithstanding the foregoing, you may manage personal investments, participate in civic, charitable, professional and academic activities (including serving on boards and committees), and, subject to prior approval by the Board, serve on the board of directors (and any committees) and/or as an advisor of other for-profit companies, provided that such activities do not at the time the activity or activities commence or thereafter (i) create an actual or potential business or fiduciary conflict of interest or (ii) individually or in the aggregate, interfere materially with the performance of your duties to the Company.

Upon your Employment Date, you will simultaneously be appointed to the Board, and for so long as you serve as the CEO, subject to the requirements of applicable law (including, without limitation, any rules or regulations of any exchange on which the common stock of the Company is listed, if applicable), the Board or the appropriate committee of the Board will nominate you for re-election to the Board at each annual meeting at which you are subject to re-election.

2.	Cash Compensation.

a.	Base Salary. Through the second anniversary of your Employment Date, your annual base salary (the “Base Salary”) will be Seven Hundred Thousand Dollars ($700,000), payable in accordance with the Company’s normal payroll practices. From the second anniversary through the fourth anniversary of your Employment Date, your Base Salary will be Seven Hundred Fifty Thousand Dollars ($750,000). Thereafter, your annual base salary will be determined by the Board, but in no event be decreased (except as provided in, and subject to, the definition of Good Reason set forth below). Your Base Salary will be prorated for any partial years of employment.

b.	Target Bonus. You will be eligible to participate in our corporate bonus program. Your annual bonus target will be 100% of your Base Salary for the applicable fiscal year (your “Target Bonus”), and the actual bonus amount awarded (your “Actual Bonus”) will be determined based in all cases upon the achievement of Company and individual performance objectives established within the first ninety (90) days of each fiscal year (or within the first thirty days following your Employment Date for fiscal year 2016) by the Board or by the Compensation Committee of the Board (the “Compensation Committee”). To receive payment of any Actual Bonus, you must be employed by the Company on the last day of the period to which such bonus relates and at the time bonuses are paid, except as otherwise provided herein. Whether an Actual Bonus will be awarded in a particular bonus period, and in what amount, is within the sole discretion of the Compensation Committee and the Board, except as otherwise provided herein. Your bonus participation will be subject to all the terms, conditions and restrictions of the applicable Shutterfly Bonus Plan, as amended from time to time. Notwithstanding the foregoing, for 2016 you will be paid bonuses quarterly as and to the extent earned when other executive officers are paid bonuses. In addition, on or before December 31, 2016, you will be paid an additional top up amount equal to your Target Bonus for fiscal year 2016 less amounts previously paid, prorated for the partial year during which you are employed. In addition, if the Board or Compensation Committee determines that the achievement of the 2016 objectives was above target such that your Actual Bonus would be above your Target Bonus, you will be eligible to receive such incremental amount, prorated for the partial year (or partial quarter, as applicable) during which you are employed, and such amount will be paid in February 2017 when bonuses are paid to other executive officers.

c.	Transition Bonus. You will receive a transition bonus of One Million Five Hundred Thousand Dollars ($1,500,000), payable in a lump sum within thirty (30) days after your Employment Date (the “Transition Bonus”). Subject to Section 7 below, if your employment terminates for any reason, you shall refund a portion (the “Clawback”) of the Transition Bonus to the Company as follows: (i) if such termination occurs during the first year of your employment, (x) Five Hundred Thousand Dollars ($500,000) plus (y) One Million Dollars ($1,000,000) less 1/12 of such amount for each full month you were employed by the Company during the first year and (ii) if such termination occurs during the second year of your employment, (x) Five Hundred Thousand Dollars ($500,000) less 1/12 of such amount for each full month you were employed by the Company during the second year (such amount determined pursuant to (x) or (y), the “Repayment Amount”). The Repayment Amount will include the gross amount of the Repayment Amount received by you (and will not take into account any federal, state or local income, excise, employment or other withholding taxes previously withheld by the Company) if the employment termination triggering the Clawback occurs in 2016. The Repayment Amount will include only the net after-tax amount received by you (and will be reduced for any federal, state or local income, excise, employment or other employment taxes previously withheld by the Company) if the employment termination triggering the Clawback occurs after 2016. In the event the Clawback is triggered, you agree to repay the Repayment Amount within ten (10) calendar days following the termination of your employment and you hereby authorize the Company to withhold from any amounts (other than deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) owed to you the Repayment Amount, to the extent legally permitted.

3.	Benefits & Vacation. You will be entitled to participate in all employee retirement, welfare, benefit and vacation programs of the Company as are in effect from time to time and in which other senior management employees of the Company are eligible to participate, on the same terms as such other senior management employees.

4.	Equity Awards.

a.	RSUs. On your Employment Date (the “Grant Date”), the Company will grant you a restricted stock unit to acquire 150,000 shares of the Company’s common stock (the “RSU”). The RSU shall vest as follows: (i) 40,000 shares subject to the RSU will vest on the first anniversary of the Employment Date; (ii) 50,000 shares subject to the RSU will vest on the second anniversary of your Employment Date and (iii) 60,000 shares subject to the RSU will vest on the third anniversary of the Employment Date. Subject to Section 7 below, vesting will depend on your continued employment as CEO of the Company on the applicable vesting dates, and will be subject to the terms and conditions of the written agreement governing the RSU and this Agreement.

b.	Options. On your Employment Date, the Company will also grant you a stock option to purchase 850,000 shares of the Company’s common stock (the “Option”). The Option shall be granted with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the Grant Date. The Option will be a non-qualified stock option, and will be exercisable for a seven year term. The Option will vest and become exercisable over four (4) years as follows: twenty-five percent (25%) of the total shares will vest and become exercisable on the first anniversary of your Employment Date and the balance of the option will vest and become exercisable in equal installments of 1/48 of the total shares monthly over the following 36 months. Subject to Section 7 below, vesting will depend on your continued employment as CEO of the Company on the applicable vesting dates, and will be subject to the terms and conditions of the written agreement governing the Option and this Agreement.

c.	Form S-8. On or prior to the Grant Date, the Company will have filed a registration statement on Form S-8 with the SEC covering the shares of its common stock issuable pursuant to the RSU and the Option, to the extent they are not covered by a currently filed Form S-8.

d.	Future Equity. You shall be eligible for future equity grants as determined by the Board or the Compensation Committee.

5.	Expenses and Relocation. The Company will, in accordance with applicable Company policies and guidelines, reimburse you for all reasonable and necessary expenses incurred by you in connection with your performance of services on behalf of the Company.

a.	Tax Planning. In addition, through the third anniversary of your Employment Date, the Company will reimburse your reasonable expenses for tax planning services up to an aggregate of Fifteen Thousand Dollars ($15,000) per year.

b.	Immigration. In addition, the Company will assist with obtaining necessary visas, as applicable, for your immediate family and your current au pair, and reimburse you for the reasonable costs for the same, up to an aggregate of Fifteen Thousand Dollars ($15,000), which amount will be “grossed up” to cover taxes, as necessary, with such expenses and gross up to be paid to you in the calendar year such expense is incurred.

c.	Legal Fees. In addition, the Company will reimburse, promptly upon presentation of invoices, your expenses for legal or other advisors incurred in the review and finalization of this Agreement, up to an aggregate of Thirty-Five Thousand Dollars ($35,000).

d.	Relocation. The Company will reimburse you for the actual reasonable expenses you incur in connection with your relocation to the San Francisco Bay Area, including payments related to (i) packing, transportation and unpacking of your household and car; (ii) storage of personal goods for up to one year; (iii) temporary housing and temporary transportation for you and your family for six months; (iv) travel by you and your immediate family between your current residence and the San Francisco Bay Area for up to two house-hunting trips prior to your Employment Date; (v) school placement counseling services, as needed, during the first twelve months following your Employment Date, but not including any admissions fees or tuition; (vi) relocation travel expenses between your current residence and the San Francisco Bay Area for you and your immediate household members and (vii) other reasonable expenses related to your relocation with the Board’s or the Compensation Committee’s prior approval. Significant move expenses will be quoted on by at least three providers and no more than the average bid will be reimbursed. Notwithstanding the foregoing, the Company will not reimburse any costs associated with a purchase, sale or rental of your current or new residence, other than broker’s fees for both the new permanent residence if a rental and also for the temporary housing rental, if any. The total amount of reimbursement the Company will make for the expenses under this Section 5(d) will not exceed, in the aggregate, Two Hundred Thousand Dollars ($200,000), which amount will be “grossed up” to cover taxes, as necessary, with such gross up to be paid to you at the same time as each payment that is not excludible from income under Federal and state tax law. The reimbursement for expenses incurred on or before February 28, 2017 will be paid by March 15, 2017. All taxable amounts of the reimbursement shall be incurred by February 28, 2017 or shall not be covered under this provision.

The reimbursement for all such expenses shall be paid pursuant to the Company’s policies and practices, following your submission of proper documentation for such expenses.

6.	Definitions. As used in this Agreement, the following terms have the following meanings:

a.	Cause. For purposes of this Agreement, “Cause” means that any of the following has occurred: (i) your conviction of, or plea of nolo contendere to, a felony or an act constituting common law fraud, which has a material adverse effect on the business, affairs or reputation of the Company; (ii) your commission of an act of fraud, intentional misappropriation or embezzlement with respect to the Company; (iii) your material breach of your fiduciary duties to the Company (other than as a result of physical or mental incapacity or illness); (iv) your material failure to attempt in good faith to perform your duties for the Company; (v) your intentional or willful misconduct or refusal to follow the lawful instructions of the Board; (vi) your intentional or willful breach of the Company confidential information obligations, invention assignment agreement, or any written Company policy that has been communicated to you in advance of your breach (including, but not limited to, notification by email), in each case, which has a material adverse effect on the Company, it being recognized that you may disclose Confidential Information, but solely in the good faith performance of your duties to the Company in the ordinary course of business without violating any law or regulation; (vii) your material breach of this Agreement; provided, however, that prior to any final determination that “Cause” under clauses (ii) through (vii) has occurred, the Board shall (A) provide to you written notice specifying the particular event or actions that could lead to such determination and (B) provide you an opportunity to be heard by the Board within 30 days of such notice and (C) provide you with 10 days from the date you are heard to cure such failure, conduct or breach giving rise to a determination of “Cause,” if such failure, conduct or breach is curable.

b.	Change in Control. For purposes of this Agreement, “Change in Control” means the occurrence of any of the following events: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (i) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Change in Control; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation. For purposes of this definition, Persons will be considered to be acting as a group if they are direct or indirect owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Agreement solely by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

c.	COBRA. For purposes of this Agreement, “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

d.	Constructive Termination. For purposes of this Agreement, “Constructive Termination” means you terminate your employment for Good Reason.

e.	Contemplation of a Change in Control. For purposes of this Agreement, a termination without Cause or Constructive Termination within ninety (90) days prior to a Change in Control shall be deemed to be in “Contemplation of a Change in Control”.

f.	Disability. For purposes of this Agreement, “Disability” shall have that meaning set forth in Section 22(e)(3) of the Code.

g.

Good Reason. For purposes of this Agreement, “Good Reason” means any of the following taken without your written consent and provided (a) the Company receives, within sixty (60) days following the date of the occurrence of any of the events set forth in clauses (i) through (vi) below, written notice from you specifying the specific basis for your belief that you are entitled to terminate employment for Good Reason, (b) the Company fails to cure the event constituting Good Reason within thirty (30) days after receipt of such written notice thereof, and (c) you terminate employment within ten (10) days following expiration of such cure period: (i) a reduction of your responsibilities, authority or duties to a level materially less than the responsibilities, authorities or duties you had on the date immediately preceding such reduction; (ii) the Company’s requiring you to be based at any office or location more than fifty (50) miles from the office where you were employed on the date immediately preceding the date of such change in location (excluding the relocation from your current residence to the San Francisco Bay Area as contemplated by this Agreement); (iii) a material reduction in your Base Salary (but excluding any reduction of not more than 10% of your highest Base Salary which applies to substantially all of the Company’s other executive officers); (iv) your not being appointed or your being removed as the chief executive officer of the Company or any successor company through a merger, reorganization or other restructuring; (v) a fundamental change in the Company’s business strategy within 12 months after a Change in Control that results in a material reduction in the scope and scale of the Company’s operations and opportunities for growth that results in a material diminution in (a) your authority, duties or responsibilities or (b) the budget over which you retain authority or (vi) while you are CEO and the Board has not notified you of an event or action that could lead to a Board determination of Cause under Section 6(a), your failure to be re-elected to the Board at an annual meeting of the Company’s shareholders, unless the Board reappoints you to the Board within 30 business days following such annual meeting.

h.	For purposes of this Agreement, “Separate” or “Separation” means that a “separation from service” has occurred, as defined under Section 1.409A-1(h) of the Treasury Regulations under Section 409A of the Code.

7.	Effect of Termination of Employment; Termination of Agreement.

a.	Termination for Cause, Death or Disability, or Voluntary Resignation. In the event your employment is terminated for Cause, in the event of your death or Disability (which termination may be implemented by written notice by the Company if you have been Disabled for six (6) consecutive months while you remain Disabled), or in the event of your voluntary resignation, you will be paid only: (i) any earned but unpaid Base Salary, (ii) except in the case of Termination for Cause, the amount of any Actual Bonus earned and payable from a prior bonus period which remains unpaid by the Company as of the date of the termination of employment determined in good faith in accordance with customary practice, to be paid at the same time as bonuses are paid for that period to other eligible executives, (iii) other unpaid and then-vested amounts, including any amount payable to you under the specific terms of any agreements, plans or awards in which you participate, unless otherwise specifically provided in this Agreement and (iv) reimbursement for all reasonable and necessary expenses incurred by you in connection with your performance of services on behalf of the Company in accordance with applicable Company policies and guidelines, in each case as of the effective date of such termination of employment (the “Accrued Compensation”), provided that in the event of your death or Disability, you will also be entitled to the benefits set forth in Section 7(d) below under the conditions set forth therein.

b.	Termination without Cause or Constructive Termination Not In Connection with a Change in Control. If you Separate due to a termination of your employment without Cause or due to a Constructive Termination of your employment, in either case not in connection with a Change in Control (as set forth in Section 7(c) below), provided that (except with respect to the Accrued Compensation) you deliver to the Company a signed general release of claims in favor of the Company in the form attached hereto as Exhibit A (the “Release”) and satisfy all conditions to make the Release effective within sixty (60) days following your termination of employment, then, you shall be entitled to:

i.	the Accrued Compensation;

ii.	a lump sum payment equal to twelve (12) months of your then-current Base Salary;

iii.	a lump sum payment equal to 100% of your Target Bonus (assuming target achievement) for the then-current fiscal year;

iv.	if (A) such termination occurs within the first year after your Employment Date, the Clawback will be waived with respect to the $1,000,000 tranche, but will continue to apply to the $500,000 tranche; and (B) such termination occurs during the second year after your Employment Date, the Clawback will be waived entirely;

v.	a taxable lump sum payment in an amount equal to eighteen (18) months of your COBRA payments for you and your eligible dependents for continued health benefits;

vi.	a period of not less than twelve (12) months to exercise any vested portion of the Option, but in no event later than the date on which the Option would expire had you remained employed;

vii.	immediate acceleration of all of the then-unvested shares subject to the RSU; and

viii.	if such termination occurs more than one year after your Employment Date, immediate acceleration of the number of then-unvested shares subject to the Option that would have vested during the next twelve (12) month period.

In the event you Separate due to a termination of your employment without Cause or due to a Constructive Termination and either is in Contemplation of a Change in Control, the payments and vesting under this Section 7(b) shall apply and additional payments or vesting provision under Section 7(c) below will also apply effective upon the Change in Control.

c.	Termination without Cause or Constructive Termination In Connection with a Change in Control. In the event a Change in Control occurs and if you Separate due to a termination of your employment without Cause or due to a Constructive Termination of your employment, in either case within twelve (12) months following such Change in Control; and provided that (except with respect to the Accrued Compensation) you deliver to the Company the signed Release and satisfy all conditions to make the Release effective within sixty (60) days following your termination of employment, then, (in lieu of any benefits pursuant to Section 7(b)), you shall be entitled to:

i.	the Accrued Compensation;

ii.	a lump sum payment equal to twelve (12) months of your then-current Base Salary;

iii.	a lump sum payment equal to 100% of your Target Bonus (assuming target achievement level) for the then-current fiscal year;

iv.	if (A) such termination occurs within the first year after your Employment Date, the Clawback will be waived with respect to the $1,000,000 tranche, but will continue to apply to the $500,000 tranche; and (B) such termination occurs during the second year after your Employment Date, the Clawback will be waived entirely;

v.	a taxable lump sum payment in an amount equal to eighteen (18) months of your COBRA payments for you and your eligible dependents for continued health benefits;

vi.	a period of not less than twelve (12) months to exercise any vested portion of the Option, but in no event later than the date on which the Option would expire had you remained employed;

vii.	immediate acceleration of all of the then-unvested shares subject to the RSU; and

viii.	immediate acceleration of the number of then-unvested shares subject to the Option as follows:

1.	The number of shares subject to the Option that would have vested during the next twelve (12) month period if your termination occurs during the second year after your Employment Date; or

2.	All of the then-unvested shares subject to the Option if your termination occurs after the end of the second year after your Employment Date.

d.	Termination due to Death or Disability. In the event of your death or Disability (which termination may be implemented by written notice by the Company if you have been Disabled for six (6) consecutive months while you remain Disabled), in addition to the Accrued Compensation, provided that you, or your personal representative, deliver to the Company a signed Release and satisfy all conditions to make the Release effective within sixty (60) days following your termination of employment, then (i) your obligation to repay the Clawback will be waived entirely and (ii) you will receive a lump sum payment equal to your Actual Bonus for the bonus period in which the termination occurs, based on actual achievement of Company performance objectives and achievement of any personal performance objectives, if any, at a minimum of 100% for such fiscal year, prorated based upon the number of days you are employed in such bonus period, and paid when annual bonuses are otherwise paid to active employees, but no later than March 15th of the year following the year in which the termination of employment occurs; provided, however, that if the bonus is determined and paid on a quarterly basis, the foregoing will apply only to the quarter in progress at the time the termination of employment occurs.

e.	Termination of Agreement prior to Employment Date. Notwithstanding anything to the contrary in this Agreement, if, at any time prior to the Employment Date, and on or before September 30, 2016, the Company terminates this Agreement other than due to Cause, and you deliver to the Company the signed Release and satisfy all conditions to make the Release effective within sixty (60) days following written notification from the Company of the termination of this Agreement, you will be entitled to a lump sum payment of Six Million Dollars ($6,000,000) paid in 2016, subject to timely receipt of the Release, plus reimbursement of the legal and relocation costs incurred by you through the date of termination in accordance with the provisions hereof and subject to the limits in Sections 5(c) and (d).

f.

Miscellaneous. For the avoidance of doubt, the benefits payable pursuant to Sections 7(b) through (e) are mutually exclusive and not cumulative. All lump sum payments provided in this Section 7 shall be made no later than the 60th day following your termination of employment (other than for the termination of the Agreement under Section 7(e)); provided, however, that if the 60-day period following such termination begins in one calendar year and ends in a second calendar year, such payments shall be made in the second calendar year. Notwithstanding anything to the contrary in this Agreement, (i) any reference herein to a termination of your employment is intended to constitute a “separation from service” within the meaning of Section 409A of the Code, and Section 1.409A-1(h) of the regulations promulgated thereunder, and shall be so construed, and (ii) no payment will be made or become due to you if you voluntarily agree to continue in a role with the Company that does not constitute a separation from service until your “separation from service” within the meaning of Section 409A of the Code. In addition, notwithstanding anything to the contrary in this Agreement, upon a termination of your employment, you agree to resign prior to the time you deliver the Release from all positions you may hold with the Company and any of its subsidiaries or affiliated entities at such time (including as a member of the Board), and no payment will be made or become due to you until you resign from all such positions, unless requested otherwise by the Board.

8.	Parachute Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to you (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then, at your discretion, your severance and other benefits under this Agreement shall be payable either (i) in full, or (ii) as to such lesser amount which would result in no portion of such severance and other benefits being subject to the excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by you on an after-tax basis, of the greatest amount of severance benefits under this Agreement, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Any reduction shall be made in the following manner: first a pro-rata reduction of (i) cash payments subject to Section 409A of the Code as deferred compensation and (ii) cash payments not subject to Section 409A of the Code, and second a pro rata cancellation of (i) equity-based compensation subject to Section 409A of the Code as deferred compensation and (ii) equity-based compensation not subject to Section 409A of the Code, with equity all being reduced in reverse order of vesting and equity not subject to treatment under Treasury regulation 1.280G- Q & A 24(c) being reduced before equity that is so subject. Unless the Company and you otherwise agree in writing, any determination required under this Section shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon you and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and you shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Accountants shall deliver to the Company and you sufficient documentation for you to rely on it for purpose of filing your tax returns. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

9.

Section 409A. To the extent (i) any payments to which you become entitled under this Agreement, or any agreement or plan referenced herein, in connection with your termination of employment with the Company constitute deferred compensation subject to Section 409A of the Code and (ii) you are deemed at the time of such termination of employment to be a “specified” employee under Section 409A of the Code, then such payment or payments shall not be made or commence until the earlier of (i) the expiration of the six (6)-month period measured from the date of your “separation from service” (as such term is at the time defined in regulations under Section 409A of the Code) with the Company; or (ii) the date of your death following such separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to you, including (without limitation) the additional twenty percent (20%) tax for which you would otherwise be liable under Section 409A(a)(1)(B) of the Code in the absence of such deferral. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to you or your beneficiary in one lump sum (without interest).

Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Agreement (or otherwise referenced herein) is determined to be subject to (and not exempt from) Section 409A of the Code, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement or in kind benefits to be provided in any other calendar year, in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which you incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit. Tax gross up payments, if any, shall be made in any event no later than the end of the calendar year immediately following the calendar year in which you remit the related taxes.

To the extent that any provision of this Agreement is ambiguous as to its exemption or compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder are exempt from Section 409A to the maximum permissible extent, and for any payments where such construction is not tenable, that those payments comply with Section 409A to the maximum permissible extent. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A.

Payments pursuant to this Agreement (or referenced in this Agreement), and each installment thereof, are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the regulations under Section 409A.

10.	At Will Employment. Employment with the Company is for no specific period of time. Your Employment with the Company will be “at will,” meaning that either you or the Company may terminate your Employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this Agreement. This is the full and complete agreement between you and the Company on this term. Although your compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your Employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company (other than you).

11.	Confidential Information and Other Company Policies. You will be bound by and comply fully with the Company’s standard confidentiality agreement (a form of which was been provided to you), insider trading policy, code of conduct, and any other policies and programs adopted by the Company regulating the behavior of its employees, as such policies and programs may be amended from time to time to the extent the same are not inconsistent with this Agreement, unless you consent to the same at the time of such amendment.

12.	Company Records and Confidential Information.

a.

Records. All records, files, documents and the like, or abstracts, summaries or copies thereof, relating to the business of the Company or the business of any subsidiary or affiliated companies, which the Company or you prepare or use or come into contact with, will remain the sole property of the Company or the affiliated or subsidiary company, as the case may be, and will be promptly returned upon termination of employment. Notwithstanding the foregoing, you may retain your address book to the extent it only contains contact information and the Company will transfer to you your cell phone number, subject to Company’s right, upon your Separation, to inspect the contact information (whether in digital form or otherwise).

b.	Confidentiality. You acknowledge that you have acquired and will acquire knowledge regarding confidential, proprietary and/or trade secret information in the course of performing your responsibilities for the Company, and you further acknowledge that such knowledge and information is the sole and exclusive property of the Company. You recognize that disclosure of such knowledge and information, or use of such knowledge and information, to or by a competitor could cause serious and irreparable harm to the Company. You may disclose Confidential Information solely in the good faith performance of your duties in the ordinary course of business without violating any law or regulation or in compliance with legal process.

13.	Indemnification. You and the Company will enter into the form of indemnification agreement provided to other similarly situated officers and directors of the Company. In addition, you will be named as an insured on the director and officer liability insurance policy currently maintained by the Company, or as may be maintained by the Company from time to time.

14.	Arbitration. You and the Company agree to submit to mandatory binding arbitration, in San Mateo County, California, before a single neutral arbitrator, any and all claims arising out of or related to this agreement and your employment with the Company and the termination thereof, except that each party may, at its or his option, seek injunctive relief in court related to the improper use, disclosure or misappropriation of a party’s proprietary, confidential or trade secret information. YOU AND THE COMPANY HEREBY WAIVE ANY RIGHTS TO TRIAL BY JURY IN REGARD TO SUCH CLAIMS. This agreement to arbitrate does not restrict your right to file administrative claims you may bring before any government agency where, as a matter of law, the parties may not restrict your ability to file such claims (including, but not limited to, the National Labor Relations Board, the Equal Employment Opportunity Commission and the Department of Labor). However, you and the Company agree that, to the fullest extent permitted by law, arbitration shall be the exclusive remedy for the subject matter of such administrative claims. The arbitration shall be conducted through the American Arbitration Association (the “AAA”), provided that, the arbitrator shall have no authority to make any ruling or judgment that would confer any rights with respect to the trade secrets, confidential and proprietary information or other intellectual property of the Company upon you or any third party. The arbitrator shall issue a written decision that contains the essential findings and conclusions on which the decision is based. The arbitration will be conducted in accordance with the AAA employment arbitration rules then in effect. The AAA rules may be found and reviewed at http://www.adr.org. If you are unable to access these rules, please let me know and I will provide you with a hardcopy. The parties acknowledge that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement.

15.	Compensation Recoupment. All amounts payable to you hereunder shall be subject to recoupment pursuant to the Company’s current compensation recoupment policy, and any additional compensation recoupment policy or amendments to the current policy adopted by the Board as required by law during the term of your employment with the Company that is applicable generally to executive officers of the Company.

16.	Miscellaneous.

a.	Employment Eligibility Verification. For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your Employment Date, or our employment relationship with you may be terminated.

b.	Absence of Conflicts; Competition with Prior Employer. You represent that you have delivered to the Company copies of any agreement related to restrictive limitations on your activities. You agree that you have disclosed to the Company all of your existing employment and/or business relationships, including, but not limited to, any consulting or advising relationships, outside directorships, investments in privately held companies, and any other relationships that may create a conflict of interest. You are not to bring with you to the Company, or use or disclose to any person associated with the Company, any confidential or proprietary information belonging to any former employer or other person or entity with respect to which you owe an obligation of confidentiality under any agreement or otherwise. The Company does not need and will not use such information and we will assist you in any way possible to preserve and protect the confidentiality of proprietary information belonging to third parties. Also, we expect you to abide by any obligations to refrain from soliciting any person employed by or otherwise associated with any former employer and suggest that you refrain from having any contact with such persons until such time as any non-solicitation obligation expires.

c.	Successors. This Agreement is binding on and may be enforced by the Company and its successors and permitted assigns and is binding on and may be enforced by you and your heirs and legal representatives. Any successor to the Company or substantially all of its business (whether by purchase, merger, consolidation or otherwise) will in advance assume in writing and be bound by all of the Company’s obligations under this Agreement and shall be the only permitted assignee.

d.	Notices. Notices under this Agreement must be in writing and will be deemed to have been given when personally delivered or two days after mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to you will be addressed to you at the home address which you have most recently communicated to the Company in writing. Notices to the Company will be addressed to the Chairman of the Board at the Company’s corporate headquarters.

e.	Waiver. No provision of this Agreement will be modified or waived except in writing signed by you and an officer of the Company duly authorized by its Board. No waiver by either party of any breach of this Agreement by the other party will be considered a waiver of any other breach of this Agreement.

f.	Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

g.	Withholding. All sums payable to you hereunder shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

h.	Entire Agreement. This Agreement represents the entire agreement between the parties concerning the subject matter of your employment by the Company. It may be amended, or any of its provisions waived, only by a written document executed by both parties in the case of an amendment, or by the party against whom the waiver is asserted.

i.	Governing Law. This Agreement will be governed by the laws of the State of California without reference to conflict of laws provisions.

j.	Survival. The provisions of this Agreement shall survive the termination of your employment for any reason to the extent necessary to enable the parties to enforce their respective rights under this Agreement.

[SIGNATURE PAGE TO AGREEMENT FOLLOWS]

Please sign and date this Agreement, and return it to me if you wish to accept employment at the Company under the terms described above.

Best regards,

/s/ Phil Marineau
Phil Marineau
Chairman of the Board of Directors
Shutterfly, Inc.

I, the undersigned, hereby accept and agree to the terms and conditions of my employment with the Company as set forth in this Agreement.

Accepted and agreed to this March 15, 2016:

By:	/s/ Christopher North
Christopher North

[SIGNATURE PAGE TO AGREEMENT]

Exhibit A

Release

In consideration of the termination benefits (the “Benefits”) provided and to be provided to me by Shutterfly, Inc., or any successor thereof (the “Company”) pursuant to my Agreement with Company dated March     , 2016 (the “Agreement”) and in connection with the termination of my employment, I agree to the following general release (the “Release”).

1.	On behalf of myself, my heirs, executors, administrators, successors, and assigns, I hereby fully and forever generally release and discharge Company, its current, former and future parents, subsidiaries, affiliated companies, related entities, employee benefit plans, and, in such capacities, their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns (collectively, the “Company”) from any and all claims, causes of action, and liabilities up through the date of my execution of the Release. The claims subject to this release include, but are not limited to, those relating to my employment with Company and/or any predecessor to Company and the termination of such employment. All such claims (including related attorneys’ fees and costs) are barred without regard to whether those claims are based on any alleged breach of a duty arising in statute, contract, or tort. This expressly includes waiver and release of any rights and claims arising under any and all laws, rules, regulations, and ordinances, including, but not limited to: Title VII of the Civil Rights Act of 1964; the Older Workers Benefit Protection Act; the Americans With Disabilities Act; the Age Discrimination in Employment Act; the Fair Labor Standards Act; the National Labor Relations Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Workers Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act (if applicable); the provisions of the California Labor Code (if applicable); the Equal Pay Act of 1963; and any similar law of any other state or governmental entity. The parties agree to apply California law in interpreting the Release. Accordingly, I further waive any rights under Section 1542 of the Civil Code of the State of California or any similar state statute. Section 1542 states: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which, if known to him or her, must have materially affected his or her settlement with the debtor.” This Release does not extend to, and has no effect upon, any benefits that have accrued or equity that has vested, and to which I have become vested or otherwise entitled to, under any employee benefit plan, program or policy sponsored or maintained by the Company, or to my right to indemnification by the Company, and continued coverage by the Company’s director’s and officer’s insurance.

2.

In understanding the terms of the Release and my rights, I have been advised to consult with an attorney of my choice prior to executing the Release. I understand that nothing in the Release shall prohibit me from exercising legal rights that are, as a matter of law, not subject to waiver such as: (a) my rights under applicable workers’ compensation laws; (b) my right, if any, to seek unemployment benefits; (c) my right to indemnity under California Labor Code section 2802 or other applicable state-law right to indemnity; and (d) my right to file a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, the California Department of Fair Employment and Housing, or other applicable state agency. Moreover, I will continue to be indemnified for my actions taken while employed by the Company to the same extent as other former directors and officers of the Company under the Company’s Certificate of Incorporation and Bylaws and the Director and Officer Indemnification Agreement between me and the Company, if any, and I will continue to be covered by the Company’s directors and officers liability insurance policy as in effect from time to time to the same extent as other former directors and officers of the Company, each subject to the requirements of the laws of the State of Delaware. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be resolved through binding arbitration as set forth below, and the arbitration provision set forth in my Agreement.

3.	I understand and agree that Company will not provide me with the Benefits unless I execute the Release. I also understand that I have received or will receive, regardless of the execution of the Release, all wages owed to me together with any accrued but unused vacation pay, less applicable withholdings and deductions, earned through my termination date.

4.	As part of my existing and continuing obligations to Company, I have returned to Company all Company documents (and all copies thereof) and other Company property, other than as provided in Section 12(a) of the Agreement, that I have had in my possession at any time, including but not limited to Company files, notes, drawings, records, business plans and forecasts, financial information, specification, computer-recorded information, tangible property (including, but not limited to, computers, laptops, pagers, etc.), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of Company (and all reproductions thereof). I understand that, even if I did not sign the Release, I am still bound by any and all confidential/proprietary/trade secret information, non-disclosure and inventions assignment agreement(s) signed by me in connection with my employment with Company, or with a predecessor or successor of Company pursuant to the terms of such agreement(s).

5.	I represent and warrant that I am the sole owner of all claims relating to my employment with Company and/or with any predecessor of Company, and that I have not assigned or transferred any claims relating to my employment to any other person or entity.

6.	I agree to keep the Benefits and the provisions of the Release confidential and not to reveal its contents to anyone except my lawyer, my spouse or other immediate family member, and/or my financial consultant, or as required by legal process or applicable law unless and until they become publicly available.

7.	I understand and agree that the Release shall not be construed at any time as an admission of liability or wrongdoing by either Company or myself.

8.	For three (3) years, I agree that following my termination of employment, I will not, directly or indirectly, make any negative or disparaging statements or comments, either as fact or as opinion, about Company, its employees, officers, directors, shareholders, vendors, products or services, business, technologies, market position or performance, and the Company agrees that neither it formally nor its Chief Executive Officer will make, directly or indirectly, any negative or disparaging statements or comments, either as fact or as opinion, about me. The foregoing shall not be violated by truthful statements in legal proceedings, truthful testimony, rebuttal of false or misleading statements of others, normal competitive type statements or privately communicated employment reference checks.

9.

Any controversy or claim arising out of or relating to this Release, its enforcement, arbitrability, or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration in San Mateo, California, before three arbitrators, in accordance with the applicable American Arbitration Association (“AAA”) rules then in effect, as modified by the terms and conditions of this Section; provided, however, that

2

provisional injunctive relief may, but need not, be sought in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrators. The arbitrators shall be selected by mutual agreement of the parties or, if the parties cannot agree, by striking from a list of arbitrators supplied by AAA. The arbitrators shall issue a written opinion revealing, however briefly, the essential findings and conclusions upon which the award is based. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable. Any award or relief granted by the arbitrators hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Release.

10.	I agree that I have had at least twenty-one (21) calendar days in which to consider whether to execute the Release, no one hurried me into executing the Release during that period, and no one coerced me into executing the Release. I understand that the offer of the Benefits and the Release shall expire on the twenty-second (22nd) calendar day after my employment termination date if I have not accepted it by that time. I further understand that Company’s obligations under the Release shall not become effective or enforceable until the eighth (8th) calendar day after the date I sign the Release provided that I have timely delivered it to Company (the “Effective Date”) and that in the seven (7) day period following the date I deliver a signed copy of the Release to Company I understand that I may revoke my acceptance of the Release. I understand that the Benefits will become available to me at such time after the Effective Date.

11.	In executing the Release, I acknowledge that I have not relied upon any statement made by Company, or any of its representatives or employees, with regard to the Release unless the representation is specifically included herein. Furthermore, the Release contains our entire understanding regarding eligibility for Benefits and supersedes any or all prior representation and agreement regarding the subject matter of the Release. However, the Release does not modify, amend or supersede written Company agreements that are consistent with enforceable provisions of this Release such as my Agreement, proprietary information and invention assignment agreement, and any stock, stock option and/or stock purchase agreements between Company and me. Once effective and enforceable, this agreement can only be changed by another written agreement signed by me and an authorized representative of Company.

12.	Should any provision of the Release be determined by an arbitrator, court of competent jurisdiction, or government agency to be wholly or partially invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms, or provisions are intended to remain in full force and effect. Specifically, should a court, arbitrator, or agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release and the waiver of unknown claims above shall otherwise remain effective to release any and all other claims. I acknowledge that I have obtained sufficient information to intelligently exercise my own judgment regarding the terms of the Release before executing the Release.

13.	The Benefits provided and to be provided to me by the Company consist of the benefits and payments in accordance with Section 7 of the Agreement.

[SIGNATURE PAGE TO GENERAL RELEASE AGREEMENT FOLLOWS]

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EMPLOYEE’S ACCEPTANCE OF RELEASE

BEFORE SIGNING MY NAME TO THE RELEASE, I STATE THE FOLLOWING: I HAVE READ THE RELEASE, I UNDERSTAND IT AND I KNOW THAT I AM GIVING UP IMPORTANT RIGHTS. I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT. I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT, AND I HAVE SIGNED THE RELEASE KNOWINGLY AND VOLUNTARILY.

EFFECTIVE UPON EXECUTION BY EMPLOYEE AND THE COMPANY.

Date delivered to employee , .

Executed this day of , .

Your Signature

Your Name (Please Print)

Agreed and Accepted:

Shutterfly, Inc.

By:
Date:

[SIGNATURE PAGE TO GENERAL RELEASE AGREEMENT]